SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 17, 2008

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On November 17, 2008, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Valley National Bancorp, approved amendments to the application of the Valley National Bancorp Benefit Equalization Plan to certain named executive officers (the “Amendments”). The Amendments gave recognition to Peter Crocitto for his years of service to Valley by vesting his benefits in the Benefit Equalization Plan. Mr. Crocitto was the only officer in the plan who was not vested and the Committee decided, based upon his 31 years of service, to vest those benefits. Mr. Crocitto does not receive any additional financial benefits upon retirement, but if termination occurred prior to qualification for early retirement in 2012, he would not lose his benefits under the plan which is currently estimated to be approximately $104,000, annually.

The Amendments also granted Robert M. Meyer two additional years of service under the Benefit Equalization Plan in recognition of his eight years of prior service with Midland Bank, with whom Valley merged in 1996. Mr. Meyer will receive approximately $11,900 in additional retirement benefits annually as a result of this change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2008	VALLEY NATIONAL BANCORP

	By:	/s/Alan D. Eskow
Alan D. Eskow
Executive Vice President, Chief Financial Officer (Principal Financial Officer)